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                        [RYDER SCOTT COMPANY LETTERHEAD]




                                                                    Exhibit 23.2


               Consent of Ryder Scott Company Petroleum Engineers


          As independent petroleum engineers, we hereby consent to the incorporation by reference in this registration statement of our Firm's review of the proved oil and gas reserve quantities of Apache Corporation as of January 1, 1998, and to all references to our Firm in this registration statement.

                                    /s/ Ryder Scott Company
                                        Petroleum Engineers
                                        -----------------------
                                        RYDER SCOTT COMPANY
                                        PETROLEUM ENGINEERS



Houston, Texas
June 25, 1998